UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 19, 2020

Commission file number 001-38025

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1847117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800, Houston, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(832) 562-3730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value WARRANTS	USWS USWSW	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On March 19, 2020, U.S. Well Services, Inc. (the “Company”) increased the size of the Board of Directors of the Company (the “Board”) from seven to eight directors and appointed Steve S. Habachy to serve as a Class II director with a term expiring in 2020. The Board has determined that Mr. Habachy satisfies the definition of an “independent director” under the applicable rules of the Nasdaq Stock Market LLC and the requirements for service on the Board pursuant to the Company’s Corporate Governance Guidelines, a copy of which is available under the “Investor Relations—Corporate Governance—Governance Overview” page of the Company’s website at www.uswellservices.com. The Company’s website does not constitute a part of this Current Report on Form 8-K and is not incorporated herein by reference. There are no arrangements or understandings between Mr. Habachy and any other persons pursuant to which Mr. Habachy was appointed as a director of the Company, and there are no related party transactions between Mr. Habachy and the Company that would require disclosure under Item 404(a) of Regulation S-K.

For his service on the Board, Mr. Habachy will be entitled to the same compensation arrangements as the Company’s other non-employee independent and non-affiliated directors, constituting an annual cash retainer of $150,000 for service on the Board. Mr. Habachy also entered into an indemnity agreement with the Company, the form of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2018.

Steve S. Habachy currently serves as Co-Founder/Board Member/President of COO WildFire Energy LLC. Prior to that, Mr. Habachy served as Chief Operating Officer and Executive Vice President of Wildhorse Resource Development Corporate (NYSE: WRD) and WildHorse Resources II LLC from September 2016 until February 2019. Mr. Habachy joined WildHorse Resources LLC in 2010, where he served as Vice President of Operations from May 2010 to December 2012. From January 2013 to August 2016, Mr. Habachy served as Vice President, Operations of WildHorse Resources Management Company. From March 2007 to April 2010, Mr. Habachy was a Partner of Winter Ridge Energy LLC where he served as Vice President of Engineering and Operations. Prior to 2007, Mr. Habachy served in a wide variety of technical engineering and management roles in Louisiana, East Texas and the Gulf Coast with Anadarko Petroleum and Hilcorp Energy Company. Further, Mr. Habachy served on the External Advisory Committee for the Department of Petroleum and currently serves on the Executive Chancellor’s Council for the UT System. Mr. Habachy received his bachelors and masters degrees in petroleum engineering from the University of Texas at Austin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

March 23, 2020	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer